UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2017

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Fiscal 2018 Annual Meeting of Shareholders was held on November 10, 2017. Of the 8,260,167 shares of our common stock eligible to vote at the meeting, 6,934,450 shares were present at the meeting by proxy or in person. Our shareholders voted on the following matters:

1.	The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, thereby setting the number of directors at six, with voting as follows:

Name	For	Withheld	Broker Non- Votes
Stephen H. Craney	3,192,424	1,480,479	2,261,547
William V. Eckles	4,344,019	328,884	2,261,547
Stan K. Erickson	4,344,519	328,384	2,261,547
Lee A. Jones	4,344,519	328,384	2,261.547
Kathleen S. Skarvan	4,344,519	328,384	2,261,547
George H. Winn	3,227,445	1,445,458	2,261,547

2.	Our shareholders approved the Electromed, Inc. 2017 Omnibus Inventive Plan, with voting as follows:

For	Against	Abstain	Broker Non- Votes
2,781,255	1,868,983	22,665	2,261,547

3.	Our shareholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018, with voting as follows:

For	Against	Abstain
6,929,351	1,538	3,561

4.	Our shareholders approved, on a non-binding and advisory basis, our executive compensation (“Say-on-Pay”), with voting as follows:

For	Against	Abstain	Broker Non- Votes
3,408,512	1,254,032	10,359	2,261,547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: November 14, 2017	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer